Exhibit 1.2

This Voting Information and Election Form requires your immediate attention. You are urged to carefully review this Voting Information and Election Form prior to completing it. Your investment advisor, stockbroker, bank manager, lawyer or other professional advisor can assist you in completing this Voting Information and Election Form.

VOTING INFORMATION AND ELECTION FORM

TO VOTE IN FAVOUR OR AGAINST THE PROPOSED PLAN OF ARRANGEMENT

AND IF VOTING IN FAVOUR BEFORE THE EARLY CONSENT DEADLINE,
TO ELECT TO RECEIVE
EARLY CONSENT CASH CONSIDERATION OR EARLY CONSENT WARRANTS OF

SHERRITT INTERNATIONAL CORPORATION

PURSUANT TO A PROPOSED PLAN OF ARRANGEMENT UNDER
THE CANADA BUSINESS CORPORATIONS ACT

Reference is made to the proposed plan of arrangement of Sherritt International Corporation (the “Corporation”) under Section 192 of the Canada Business Corporations Act (the “Arrangement”), pursuant to which the indenture dated October 10, 2014 (the “Existing Indenture”) governing the Corporation’s outstanding 8.00% senior unsecured debentures due November 15, 2018 (the “2018 Notes”), outstanding 7.50% senior unsecured debentures due September 24, 2020 (the “2020 Notes”) and outstanding 7.875% senior unsecured notes due October 11, 2022 (the “2022 Notes” and together with the 2018 Notes and 2020 Notes collectively, the “Existing Notes”) will be amended and restated (the “Amended and Restated Indenture”) and all outstanding Existing Notes will be amended and Noteholders (as defined below) will receive in exchange amended Existing Notes (the “Amended Notes”) pursuant to the Amended and Restated Indenture which will reflect an extended maturity date in respect of each series of Existing Notes by three years to November 15, 2021 (for the 2018 Notes), September 24, 2023 (for the 2020 Notes) and October 11, 2025 (for the 2022 Notes), respectively, in accordance with the terms of the Arrangement.

Each holder of Existing Notes (a “Noteholder”) as at June 15, 2016, being the record date of the Meeting (the “Record Date”), that votes in favour of the Arrangement (each, an Early Consenting Noteholder”) on or prior to 5:00 p.m. on July 19, 2016 (the “Early Consent Deadline”) will be entitled to receive on closing of the Arrangement as consideration (the “Early Consent Consideration”), at the option of the applicable Early Consenting Noteholder, either:

•                  cash consent consideration (the “Early Consent Cash Consideration”) equal to 2% of the principal amount of Existing Notes held by such Early Consenting Noteholder as at the Record Date; or

•                  warrants to acquire common shares of the Corporation (the “Early Consent Warrants”) at a rate of 73.25 warrants for each $1,000 of principal amount of Existing Notes held by such Early Consenting Noteholder as at the Record Date, subject to certain terms and conditions described in the Circular (as defined below).

The Early Consent Warrants will have a term of five years, are not expected to be listed on any exchange and shall have an exercise price of $0.74 per common share. Each one Early Consent Warrant will entitle the holder thereof to acquire one common share in the capital of the Corporation.

ONLY NOTEHOLDERS THAT VOTE IN FAVOUR OF THE ARRANGEMENT AND ELECT EARLY CONSENT CASH CONSIDERATION OR EARLY CONSENT WARRANTS AND VALIDLY DELIVER THIS VIEF PRIOR TO THE EARLY CONSENT DEADLINE WILL BE ENTITLED TO RECEIVE EARLY CONSENT CONSIDERATION ON THE DATE THE ARRANGEMENT IS IMPLEMENTED. PAYMENT OF EARLY CONSENT CONSIDERATION IS CONDITIONAL ON THE COMPLETION OF THE ARRANGEMENT.

The Corporation has called a meeting of the Noteholders to be held on July 25, 2016 (the “Meeting”), to consider, and if deemed advisable, approve the Arrangement. The Corporation has filed and delivered to Noteholders a management information circular dated June 15, 2016 with respect to the Meeting (the “Circular”) which has been filed on SEDAR at www.sedar.com. The Plan of Arrangement is attached as Appendix “B” to the Circular and the terms of the Arrangement are incorporated by reference into this Voting Information and Election Form (“VIEF”). All references to the Arrangement in this VIEF are qualified in their entirety by references to the full text and terms of the Arrangement. Capitalized terms used but not defined in this VIEF have their respective meanings set out in the Circular.

Registered Noteholders must complete Boxes 1 and 2 of this VIEF evidencing their vote by proxy, whether or not they attend the Meeting in person, and return it to: Computershare Trust Company of Canada (“Computershare”), to the attention of the Corporate Trust Officer or Associate Trust Officer, Computershare Trust Company of Canada, 100 University Ave., 11th Floor, Toronto, Ontario, M5J 2Y1 by no later than (a) the Early Consent Deadline in order to elect Early Consent Cash Consideration or Early Consent Warrants, or (b) by 10:00 a.m. (Toronto time) on July 21, 2016 (the “Proxy Cut-Off”) (being two Business Days prior to the Meeting) or, if the Meeting is adjourned or postponed, not less than 48 hours (excluding Saturday, Sundays and holidays) prior to any adjournments or postponements thereof.  Noteholders who vote in favour of the Arrangement after the Early Consent Deadline will not be entitled to receive Early Consent Consideration. The Early Consent Deadline and/or the Proxy Cut-Off for the deposit of the proxies included in this VIEF may be waived by the Corporation at its sole discretion without notice.

The Existing Notes are represented by one or more global certificates registered in the name of CDS & Co., the nominee of CDS Clearing and Depository Services Inc. (“CDS”) and are held by CDS as custodian for institutions which participate in CDS (“CDS Participants”). Non-registered Noteholders (“Beneficial Noteholders”) wishing to vote their Existing Notes and, to the extent applicable, make elections in respect of Early Consent Consideration may only do so via their respective CDS Participant, and such votes and/or elections must be made through the facilities of CDS.

This VIEF can only be validly submitted by Beneficial Noteholders’ Intermediaries, which are CDS Participants, through CDS.  Beneficial Noteholders must provide their instructions and/or deliver their completed VIEF to their Intermediary by the deadlines specified by the Intermediary in order to permit the Intermediary sufficient time in advance of the Early Consent Deadline and/or Proxy Cut-Off, as the case may be, to submit the information to CDS. It is the sole and exclusive responsibility of the Beneficial Noteholders to ensure that its instructions on voting, and any elections in respect of Early Consent Consideration, to the extent applicable, are then properly submitted by their Intermediary through the facilities of CDS on or before the deadlines set forth in this VIEF.

REGISTERED NOTEHOLDERS ARE REQUIRED TO COMPLETE THE FOLLOWING TWO BOXES,  AS APPLICABLE, IN ORDER TO PROPERLY COMPLETE THIS VOTING INFORMATION AND ELECTION FORM

BOX 1 — VOTING IN FAVOUR OF OR AGAINST THE ARRANGEMENT AND ELECTION TO RECEIVE EARLY CONSENT CASH CONSIDERATION OR EARLY CONSENT WARRANTS IF ELIGIBLE

☐                       OPTION 1 — NO ACTION TAKEN.

By checking this box, the undersigned Noteholder elects not to vote in favour of or against the Arrangement and therefore, is NOT entitled to receive Early Consent Cash Consideration or Early Consent Warrants.

☐                       OPTION 2 — VOTE IN FAVOUR OF THE ARRANGEMENT AND APPOINT DAVID V. PATHE OR DEAN CHAMBERS, BOTH OFFICERS OF THE CORPORATION, AS PROXYHOLDERS AND ELECT TO RECEIVE EARLY CONSENT CASH CONSIDERATION. To select this option, the undersigned Noteholder must validly deliver its selection prior to the Early Consent Deadline.

☐                       OPTION 3 — VOTE IN FAVOUR OF THE ARRANGEMENT AND APPOINT DAVID V. PATHE OR DEAN CHAMBERS, BOTH OFFICERS OF THE CORPORATION, AS PROXYHOLDERS AND ELECT TO RECEIVE EARLY CONSENT WARRANTS. To select this option, the undersigned Noteholder must validly deliver its selection prior to the Early Consent Deadline.

☐                       OPTION 4 — DO NOT CONSENT/VOTE AGAINST THE ARRANGEMENT.

By checking this box, the undersigned Noteholder votes against the Arrangement and therefore, is NOT entitled to receive Early Consent Cash Consideration or Early Consent Warrants.

☐                       OPTION 5 — VOTE IN FAVOUR OF THE ARRANGEMENT. Only select this option if making the selection after the Early Consent Deadline.

By checking this box, the undersigned Noteholder votes in favour of the Arrangement but does not make an election with respect to Early Consent Consideration and therefore, is NOT entitled to receive Early Consent Cash Consideration or Early Consent Warrants.

OTHER TERMS, CONDITIONS AND ACKNOWLEDGEMENTS

1.              Any election to receive Early Consent Consideration made pursuant to this VIEF is only effective if the Arrangement is duly approved by Noteholders and the Ontario Superior Court of Justice and the Arrangement is completed.

2.              The undersigned, by execution of this VIEF, hereby covenants, represents and warrants that the undersigned has full power and authority to execute and deliver this VIEF.

3.              The undersigned acknowledges that the Corporation provides no representation or advice as to the consequences, advantages or disadvantages of making an election hereunder.

4.              For greater certainty, the amendment and restatement of the Existing Indenture governing the Existing Notes and the issuance of the Amended Notes is not intended to result in the issuance of new indebtedness of the Corporation, but rather, the same indebtedness as evidenced by the Existing Notes will continue to exist, with full force and effect, in amended form.

5.              This VIEF must be signed by the registered Noteholder in the space provided in Box 2.

6.              All questions as to the validity, form, correctness, completeness and timely delivery of this VIEF may be determined by the Corporation in its sole discretion. The Corporation reserves the absolute right to reject any VIEF that it determines not to be in proper form, inaccurate or incomplete. Neither the Corporation nor any other person shall be required to give notice of any defects or irregularities in any VIEF no liability shall be incurred by any of them for failure to give such notice.

7.              The undersigned Noteholder acknowledges and agrees that the election made by a Beneficial Noteholder hereunder shall and can only be submitted to the Corporation through CDS and that it is the sole and exclusive responsibility of the Beneficial Noteholder to ensure that such election is properly submitted to CDS. The Corporation disclaims any and all liability for any failure or error in properly submitting the election of any Beneficial Noteholder in accordance with their elections made pursuant to this VIEF to the Corporation or CDS, as applicable, prior to the Early Consent Deadline or Proxy Cut-Off, as applicable.

8.              In addition to revocation in any other manner permitted by law, a Beneficial Noteholder who has given a proxy for a vote in respect of its Existing Notes and, to the extent applicable, an election in respect of the Early Consent Consideration may revoke it as follows:

(a)         if revoking a vote in favour of the Arrangement Resolution which was submitted prior to the Early Consent Deadline together with a duly completed election in respect of the Early Consent Consideration to be received, then a revocation of both the vote and the Early Consent Consideration election will be deemed to be made by instructing a Beneficial Noteholder’s Intermediary to submit new instructions to CDS, as applicable, at any time prior to the Early Consent Deadline, which the Intermediary must then deliver to CDS prior to the Early Consent Deadline.  For greater certainty, if a Noteholder elects to vote FOR the Arrangement Resolution prior to the Early Consent Deadline, it may not subsequently revoke such vote after the Early Consent Deadline has passed;

(b)         if revoking or changing a duly completed election in respect of the Early Consent Consideration, then a revocation or modification of the Early Consent Consideration election will be deemed to be made by instructing a Beneficial Noteholder’s Intermediary to submit new instructions to CDS, as applicable, at any time prior to the Early Consent Deadline, which the Intermediary must then deliver to CDS prior to the Early Consent Deadline; or

(c)          if revoking any other vote in respect of the Arrangement Resolution which was submitted and no election in respect of the Early Consent Consideration was made or available to be made, then a revocation of the vote will be deemed to be made (i) in respect of a change in vote by the Beneficial Noteholder, by instructing the Beneficial Noteholder’s Intermediary to submit new instructions to CDS, as applicable, at any time up to 10:00 am (Toronto time) on July 21, 2016, which the Intermediary must then deliver to CDS prior to such time, or (ii) in respect of a withdrawal of the vote (meaning a switch to having no vote made on its behalf and no action taken), a written statement from a Beneficial Noteholder’s Intermediary indicating the Beneficial Noteholder wishes to have its voting instructions revoked, which written statement must be received by the Indenture Trustee at any time up to 5:00 p.m. (Toronto time) on the last Business Day preceding the date of the Meeting or any adjournment or postponement thereof.

For greater certainty, the foregoing subparagraphs (a) through (c) shall not apply to Beneficial Noteholders who wish to appoint themselves or another person to attend the Meeting on their behalf (each, an “In-Person Noteholder”), and any In-Person Noteholder who wishes to effect a change or revocation of its vote or election shall contact Kingsdale Shareholder Services (“Kingsdale”), the Corporation’s proxy solicitation and information agent, at 416-867-2272 or toll-free at 1-800-749-9197 or by email at contactus@kingsdaleshareholder.com and shall complete separate documentation in accordance with the instructions provided by Kingsdale for purposes thereof.

BOX 2 — NOTEHOLDER SIGNATURE

By completing and signing the below, the undersigned registered Noteholder hereby acknowledges and confirms the elections and certifications made under this VIEF and acknowledges and agrees to the terms and conditions set forth in this VIEF.

DATED at                    this       day of                   , 2016.

(Name of Noteholder)

(Address and Telephone Number of Noteholder)

(Signature of Noteholder.  If the Noteholder is a corporation, signature of an authorized signing officer of the corporation)

(Title of authorized signing officer of the corporation, if applicable)

ELECTION AND DELIVERY INSTRUCTIONS

THIS COMPLETED AND DULY EXECUTED VIEF MUST BE DELIVERED TO THE CORPORATION OR CDS, AS APPLICABLE, BY NO LATER THAN 5:00 P.M. (TORONTO TIME) ON JULY 19, 2016 IN ORDER TO ELECT EARLY CONSENT CASH CONSIDERATION OR EARLY CONSENT WARRANTS.

IN ORDER TO SUBMIT ONLY A VOTE (WITHOUT ANY ELECTION FOR EARLY CONSENT CONSIDERATION), IT IS THE NOTEHOLDER’S SOLE AND EXCLUSIVE RESPONSIBILITY TO ENSURE IT SUBMITS THIS VIEF TO THE CORPORATION OR CDS, AS APPLICABLE, BY NO LATER THAN 10:00 A.M. (TORONTO TIME) ON JULY 21, 2016.